As filed with the Securities and Exchange Commission on January 20, 1999.
                                                 Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        ------------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ------------------------------

                           STILLWATER MINING COMPANY
            (Exact name of registrant as specified in its charter)
                        ------------------------------

            DELAWARE                                     81-0480654
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                               1200 17TH STREET
                                   SUITE 900
                            DENVER, COLORADO 80202
                                (303) 352-2060
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                      GENERAL EMPLOYEE STOCK OPTION PLAN
                          1998 EQUITY INCENTIVE PLAN
                STILLWATER MINING COMPANY 401(K) PLAN AND TRUST
        STILLWATER MINING COMPANY BARGAINING UNIT 401(K) PLAN AND TRUST
                          (Full titles of the plans)
                        ------------------------------

WILLIAM E. NETTLES, CHAIRMAN AND                       With copies to:
     CHIEF EXECUTIVE OFFICER                          PAUL HILTON, ESQ.
    STILLWATER MINING COMPANY                    DAVIS, GRAHAM & STUBBS LLP
   1200 17TH STREET, SUITE 900                   370 17TH STREET, SUITE 4700
     DENVER, COLORADO  80202                       DENVER, COLORADO  80202
         (303) 352-2060                                (303) 892-9400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               Proposed maximum         Proposed
                                             Amount to be       offering price      maximum aggregate        Amount of
Title of securities to be registered          registered          per unit(1)       offering price(1)    registration fee


Common Stock, par value $.01 per share       3,300,000 shares      $27.172             $89,667,600          $24,927.60


Interests in the Stillwater Mining Company        (2)                 (3)                  (3)                  (3)
  401(k) Plan and Trust
Interests in the Stillwater Mining Company        (2)                 (3)                  (3)                  (3)
  Bargaining Unit 401(k) Plan and Trust

(1)Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h), and is based upon the average of the high and low prices of the Company's Common Stock on January 19, 1999 as quoted on the American Stock Exchange.
(2)Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Stillwater Mining Company 401(k) Plan and Trust and Stillwater Mining Company Bargaining Unit 401(k) Plan and Trust.
(3)Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to register plan interests.

                               EXPLANATORY NOTE

      This Registration Statement relates to (i) 1,500,000 shares of Stillwater Mining Company (the "Company") common stock, par value $.01 per share ("Common Stock") issuable under the Company's 1998 Equity Incentive Plan (the "Plan"), which is the amended and restated form of the Company's 1994 Stock Plan (1,500,000 shares of Common Stock have been previously registered for issuance under the Plan by the Company's Registration Statement on Form S-8 (No. 33-97358)); (ii) 300,000 shares of Common Stock issuable under the Company's General Employee Stock Option Plan; (iii) 750,000 shares of Common Stock which may be acquired by Company employees pursuant to elective purchases under the Stillwater Mining Company 401(k) Plan and Trust; and (iv) 750,000 shares of Common Stock which may be acquired by Company employees pursuant to elective purchases under the Stillwater Mining Company Bargaining Unit 401(k) Plan and Trust.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Company and the Stillwater Mining Company Profit Sharing/401(k) Plan (the "Plan") hereby state that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference as of their date of filing with the
Commission:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998, as amended by the Company's Annual Report on Form 10-K/A filed with the Commission on April 14, 1998;

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on April 29, 1998;

      (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on July 20, 1998;

      (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed with the Commission on October 13, 1998, as amended by the Company's Quarterly Report on Form 10-Q/A, filed with the Commission on November 25, 1998;

      (e) The Company's Current Report on Form 8-K dated April 8, 1998 and filed with the Commission on April 22, 1998;

      (f) The Company's Current Report on Form 8-K dated July 21, 1998 and filed with the Commission on September 29, 1998;

      (g) The Company's Current Report on Form 8-K dated October 1, 1998 and filed with the Commission on October 1, 1998;

      (h) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 33-74774), filed with the Commission on February 2, 1994 (as amended); and

      (i) All documents filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold.

      Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.    DESCRIPTION OF SECURITIES.

      Not applicable.

5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify, to the fullest extent permitted by applicable law as from time to time may be in effect, any person against all liability and expense (including attorneys' fees and settlement costs) incurred by reason of the fact that he is or was a director or officer of the Company, or while serving as a director or officer of the Company, he is or was serving at the request of the Company as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity, or by reason of any action alleged to have been taken or omitted in such capacity. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by the laws of the State of Delaware. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Company would have the power to indemnify against such liability under the provisions of the Amended and Restated Certificate of Incorporation. With respect to a determination of entitlement to indemnification, the indemnitee is presumed to be entitled to indemnification and the Company has the burden of proof to overcome that presumption.

      The indemnification provided by the Amended and Restated Certificate of Incorporation is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and inures to the benefit of their heirs, executors, and administrators. The provisions of the Amended and Restated Certificate of Incorporation do not preclude the Company from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

      The foregoing description of certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws is qualified in its entirety by the actual Amended and Restated Certificate of Incorporation and Bylaws of the Company filed as exhibits to the Registration Statement on Form S-1 (No. 33-74774).

7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

8.    EXHIBITS

      (a)   Exhibits.

             4.1  Amended and Restated Certificate of Incorporation./1/

             4.2  Amended and Restated Bylaws./1/

             4.3 Form of Indenture, dated April 29, 1996, between the Company and Colorado National Bank with respect to the Company's 7% Convertible Subordinated Notes Due 2003./2/

             4.4  Rights Agreement, dated October 26, 1995./3/

             5.1  Opinion and consent of Davis, Graham & Stubbs LLP.

            23.1  Consent of Davis, Graham & Stubbs LLP. See Exhibit 5.1.

--------------------

1 Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-85904), as declared effective on December 15, 1994, and incorporated herein by reference.

2 Filed as an exhibit to the Company's Form 8-K dated April 29, 1996, filed with the Commission on April 30, 1996 and incorporated herein by reference.

3 Filed as an exhibit to the Company's Form 8-A, filed with the Commission on October 30, 1995 and incorporated herein by reference.

            23.2  Consent of PricewaterhouseCoopers LLP.

      (b)   Plan Qualification.

      The Company has submitted and will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

9.    UNDERTAKINGS

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report and the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 13, 1999.

                                        Stillwater Mining Company


                                        By:/s/William E. Nettles
                                           ----------------------------------
                                           William E. Nettles
                                           Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally William E. Nettles and James A. Sabala, or either of them, with full power to act alone, his true and lawful attorneys-in-fact, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        SIGNATURE                     TITLE                        DATE

/s/William E. Nettles
---------------------------   Chairman of the Board,        January 13, 1999
William E. Nettles               Executive Officer and
                                 Director (principal
                                 executive officer)

/s/James A. Sabala
---------------------------   Vice President and Chief      January 13, 1999
James A. Sabala                  Financial Officer
                                 (principal financial and
                                 accounting officer)

/s/Richard E. Gilbert
---------------------------   Director                      January 12, 1999
Richard E. Gilbert


/s/Douglas D. Donald
---------------------------   Director                      January 12, 1999
Douglas D. Donald


/s/Lawrence M. Glaser
---------------------------   Director                      January 17, 1999
Lawrence M. Glaser


/s/Ted Schwinden
---------------------------   Director                      January 12, 1999
Ted Schwinden


/s/Peter Steen
---------------------------   Director                      January 12, 1999
Peter Steen


/s/Apolinar Guzman, Jr.
---------------------------   Director                      January 14, 1999
Apolinar Guzman, Jr.


/s/John E. Andrews
---------------------------   Director                      January 17, 1999
John E. Andrews

                                 PLAN SIGNATURE


      Pursuant to the requirements of the Securities Act of 1933, the Stillwater Mining Company 401(k) Plan and Trust trustee or other persons who administer the Plan have duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 19th day of January, 1999.

                                    STILLWATER MINING COMPANY
                                    401(K) PLAN AND TRUST


                                    By: /s/Jeff Toshihara
                                       ----------------------------------------
                                    Name: Jeff Toshihara
                                         --------------------------------------
                                    Title: Benefits Administrator
                                          -------------------------------------

                                 PLAN SIGNATURE


      Pursuant to the requirements of the Securities Act of 1933, the Stillwater Mining Company Bargaining Unit 401(k) Plan and Trust trustee or other persons who administer the Plan have duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 19th day of January, 1999.

                                    STILLWATER MINING COMPANY
                                    BARGAINING UNIT 401(K) PLAN AND TRUST


                                    By: /s/Jeff Toshihara
                                       ----------------------------------------
                                    Name: Jeff Toshihara
                                         --------------------------------------
                                    Title: Benefits Administrator
                                          -------------------------------------

                                  EXHIBIT INDEX

Exhibit                                                              Sequential
No.         Description                                              Page No.
-------     -----------                                              ----------

 4.1        Amended and Restated Certificate of Incorporation./1/

 4.2        Amended and Restated Bylaws./1/

 4.3 Form of Indenture, dated April 29, 1996, between the Company and Colorado National Bank with respect to the Company's 7% Convertible Subordinated Notes Due 2003./2/

 4.4        Rights Agreement, dated October 26, 1995./3/

 5.1        Opinion and consent of Davis, Graham & Stubbs LLP.

23.1        Consent of Davis, Graham & Stubbs LLP.  See Exhibit 5.1.

23.2        Consent of PricewaterhouseCoopers LLP.


-----------------
1 Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-85904), as declared effective on December 15, 1994, and incorporated herein by reference.

2 Filed as an exhibit to the Company's Form 8-K dated April 29, 1996, filed with the Commission on April 30, 1996 and incorporated herein by reference.

3 Filed as an exhibit to the Company's Form 8-A, filed with the Commission on October 30, 1995 and incorporated herein by reference.